                             JATO COMMUNICATIONS CORP.


                              SERIES A PREFERRED STOCK

                                 PURCHASE AGREEMENT


                                  TABLE OF CONTENTS

                                                                                 PAGE
SECTION 1.  AGREEMENT TO SELL AND PURCHASE.. . . . . . . . . . . . . . . . . . .  1
     1.1      Authorization of Shares. . . . . . . . . . . . . . . . . . . . . .  1
     1.2      Sale and Purchase. . . . . . . . . . . . . . . . . . . . . . . . .  1

SECTION 2.  CLOSING, DELIVERY AND PAYMENT. . . . . . . . . . . . . . . . . . . .  2
     2.1      Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
     2.2      Delivery . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
     2.3      Subsequent Sales of Shares . . . . . . . . . . . . . . . . . . . .  2

SECTION 3.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY. . . . . . . . . . . .  2
     3.1      Organization, Good Standing and Qualification. . . . . . . . . . .  2
     3.2      Capitalization; Voting Rights. . . . . . . . . . . . . . . . . . .  2
     3.3      Authorization; Binding Obligations . . . . . . . . . . . . . . . .  3
     3.4      Agreements; Action.. . . . . . . . . . . . . . . . . . . . . . . .  3
     3.5      Title to Properties and Assets; Liens, etc.. . . . . . . . . . . .  4
     3.6      Patents and Trademarks . . . . . . . . . . . . . . . . . . . . . .  4
     3.7      Compliance with Other Instruments. . . . . . . . . . . . . . . . .  5
     3.8      Litigation.. . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
     3.9      Tax Returns and Payments . . . . . . . . . . . . . . . . . . . . .  5
     3.10     Registration Rights. . . . . . . . . . . . . . . . . . . . . . . .  6
     3.11     Compliance with Laws; Permits. . . . . . . . . . . . . . . . . . .  6
     3.12     Environmental and Safety Laws. . . . . . . . . . . . . . . . . . .  6
     3.13     Offering Valid . . . . . . . . . . . . . . . . . . . . . . . . . .  6

                                       i

                                  TABLE OF CONTENTS

                                                                                 PAGE
SECTION 4.  REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS . . . . . . . . . .  7
     4.1      Requisite Power and Authority. . . . . . . . . . . . . . . . . . .  7
     4.2      Investment Representations . . . . . . . . . . . . . . . . . . . .  8
     4.3      Transfer Restrictions. . . . . . . . . . . . . . . . . . . . . . .  8

SECTION 5.  CONDITIONS TO CLOSING. . . . . . . . . . . . . . . . . . . . . . . .  8
     5.1      Conditions to Purchasers' Obligations at the Closing . . . . . . .  8
     5.2      Conditions to Obligations of the Company.  . . . . . . . . . . . .  9

SECTION 6.  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     6.1      Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     6.2      Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     6.3      Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . 10
     6.4      Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . 10
     6.5      Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     6.6      Amendment and Waiver . . . . . . . . . . . . . . . . . . . . . . . 11
     6.7      Delays or Omissions. . . . . . . . . . . . . . . . . . . . . . . . 11
     6.8      Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     6.9      Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
     6.10     Attorneys' Fees. . . . . . . . . . . . . . . . . . . . . . . . . . 12
     6.11     Titles and Subtitles . . . . . . . . . . . . . . . . . . . . . . . 12
     6.12     Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     6.13     Broker's Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . 12
     6.14     Exculpation Among Purchasers . . . . . . . . . . . . . . . . . . . 12
     6.15     Pronouns.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

                                  INDEX OF EXHIBITS




Schedule of Purchasers             Exhibit A

Restated Articles                  Exhibit B

Investor Rights Agreement          Exhibit C

Schedule of Exceptions             Exhibit D

Form of Legal Opinion              Exhibit E

                             JATO COMMUNICATIONS CORP.

                    SERIES A PREFERRED STOCK PURCHASE AGREEMENT


       THIS SERIES A PREFERRED STOCK PURCHASE AGREEMENT (the "AGREEMENT") is entered into as of October 23, 1998, by and among JATO COMMUNICATIONS CORP., a Delaware corporation (the "COMPANY") and each of those persons and entities, severally and not jointly, whose names are set forth on the Schedule of Purchasers attached hereto as EXHIBIT A (which persons and entities are hereinafter collectively referred to as "PURCHASERS" and each individually as a "PURCHASER").

                                      RECITALS

       WHEREAS, the Company has authorized the sale and issuance of up to an aggregate of three million (3,000,000) shares of its Series A Preferred Stock (the "Shares");

       WHEREAS, Purchasers desire to purchase the Shares on the terms and conditions set forth herein; and

       WHEREAS, the Company desires to issue and sell the Shares to Purchasers on the terms and conditions set forth herein;

       NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1.     AGREEMENT TO SELL AND PURCHASE.

       1.1 AUTHORIZATION OF SHARES. On or prior to the Closing (as defined in Section 2 below), the Company shall have authorized (i) the sale and issuance to Purchasers of the Shares and (ii) the issuance of such shares of Common Stock to be issued upon conversion of the Shares (the "Conversion Shares"). The Shares and the Conversion Shares shall have the rights, preferences, privileges and restrictions set forth in the Restated Articles of Incorporation of the Company, as amended, in the form attached hereto as EXHIBIT B (the "Restated Articles) and the Investor Rights Agreement in the form attached hereto as EXHIBIT C (the "Rights Agreement").

       1.2 SALE AND PURCHASE. Subject to the terms and conditions hereof, at the Closing (as hereinafter defined) the Company hereby agrees to issue and sell to each Purchaser, severally and not jointly, and each Purchaser agrees to purchase from the Company, severally and not jointly, the number of Shares set forth opposite such Purchaser's name on EXHIBIT A, at a purchase price of seventy-five cents ($.75) per share.

                                       1.

2.     CLOSING, DELIVERY AND PAYMENT.

       2.1 CLOSING. The closing of the sale and purchase of the Shares under this Agreement (the "Closing") shall take place on the first date that all of the conditions to closing have been met, at the offices of Cooley Godward Castro Huddleson & Tatum, 2595 Canyon Boulevard, Boulder, Colorado, 80302, and may continue from time to time until October 31, 1998 or until all of the Shares are sold or at such other time or place as the Company and Purchasers may mutually agree (all such dates are hereinafter referred to as the "Closing Date").

       2.2 DELIVERY. At each Closing, subject to the terms and conditions hereof, the Company will deliver to the Purchasers certificates representing the number of Shares to be purchased at the Closing by each Purchaser, against payment of the purchase price therefor by check, wire transfer made payable to the order of the Company, cancellation of indebtedness or any combination of the foregoing.

3.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

Except as set forth on the Schedule of Exceptions attached hereto as EXHIBIT D, the Company hereby represents and warrants to each Purchaser as follows:

       3.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, to issue and sell the Shares and the Conversion Shares and to carry out the provisions of this Agreement, the Restated Articles and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business. The Company owns no equity securities of any other corporation, limited partnership or similar entity.

       3.2 CAPITALIZATION; VOTING RIGHTS. The authorized capital stock of the Company, immediately prior to the Closing, will consist of thirty-five million (35,000,000) shares of Common Stock, six million three hundred twenty thousand (6,320,000) shares of which are issued and outstanding and one million (1,000,000) of which are reserved for future issuance to employees pursuant to the Company's 1998 Equity Incentive Plan and sixteen million (16,000,000) shares of Preferred Stock, three million (3,000,000) of which are designated Series A Preferred Stock, none of which are issued and outstanding. All issued and outstanding shares of the Company's Common Stock
(i) have been duly authorized and validly issued, (ii) are fully paid and nonassessable, and (iii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities. The rights, preferences, privileges and restrictions of the Shares are as stated in the Restated Articles. The Conversion Shares have been duly and validly reserved for issuance. There are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or shareholder

                                       2.

agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its securities. When issued in compliance with the provisions of this Agreement and the Restated Articles, the Shares and the Conversion Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; PROVIDED, HOWEVER, that the Shares and the Conversion Shares may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

       3.3 AUTHORIZATION; BINDING OBLIGATIONS. All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization of this Agreement, the performance of all obligations of the Company hereunder and thereunder at the Closing and the authorization, sale, issuance and delivery of the Shares pursuant hereto and the Conversion Shares pursuant to the Restated Articles has been taken or will be taken prior to the Closing. The Agreement, when executed and delivered, will be valid and binding obligations of the Company enforceable in accordance with their terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; (ii) general principles of equity that restrict the availability of equitable remedies. The sale of the Shares and the subsequent conversion of the Shares into Conversion Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

       3.4    AGREEMENTS; ACTION.

               (a) Except for agreements explicitly contemplated hereby and agreements between the Company and its employees with respect to the sale of the Company's Common Stock, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates or any affiliate thereof.

               (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or to its knowledge by which it is bound which may involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $25,000 (other than obligations of, or payments to, the Company arising from purchase or sale agreements entered into in the ordinary course of business), or (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than licenses arising from the purchase of "off the shelf" or other standard products), or
(iii) provisions restricting or affecting the development, manufacture or distribution of the Company's products or services, or (iv) indemnification by the Company with respect to infringements of proprietary rights (other than indemnification obligations arising from purchase or sale agreements entered into in the ordinary course of business).

               (c) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or any other liabilities (other than with respect to dividend obligations, distributions, indebtedness and other obligations incurred in the ordinary course of business or as disclosed in the Financial Statements) individually in excess of $25,000 or, in the

                                       3.

case of indebtedness and/or liabilities individually less than $25,000, in excess of $100,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

               (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

               (e) The Company has not engaged in the past three (3) months in any discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company, or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of the Company.

       3.5 TITLE TO PROPERTIES AND ASSETS; LIENS, ETC. The Company has good and marketable title to its properties and assets, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (i) those resulting from taxes which have not yet become delinquent, (ii) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company, and (iii) those that have otherwise arisen in the ordinary course of business. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used.

       3.6 PATENTS AND TRADEMARKS. To its knowledge, the Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, information and other proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted, without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products. The Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative

                                       4.

agency, that would interfere with their duties to the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution nor delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the Company's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any employee is now obligated. The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been assigned to the Company.

       3.7 COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation or default of any term of its Restated Articles or Bylaws, or of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order, writ or, to its knowledge, any statute, rule or regulation applicable to the Company which would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. The execution, delivery, and performance of and compliance with this Agreement, and the issuance and sale of the Shares pursuant hereto and of the Conversion Shares pursuant to the Restated Articles, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

       3.8 LITIGATION. There is no action, suit, proceeding or investigation pending or to the Company's knowledge currently threatened against the Company that questions the validity of this Agreement, or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. The foregoing includes, without limitation, actions pending or threatened (or any basis therefor known to the Company) involving the prior employment of any of the Company's employees, their use in connection with the Company's business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

       3.9 TAX RETURNS AND PAYMENTS. The Company has timely filed all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and to the Company's knowledge all other taxes due and

                                       5.

payable by the Company on or before the Closing have been paid or will be paid prior to the time they become delinquent. The Company has not been advised (i) that any of its returns, federal, state or other, have been or are being audited as of the date hereof, or (ii) of any deficiency in assessment or proposed judgment to its federal, state or other taxes. The Company has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

       3.10 REGISTRATION RIGHTS. Except as required pursuant to the Rights Agreement, the Company is presently not under any obligation, and has not granted any rights, to register (as defined in Section 1.1 of the Rights Agreement) any of the Company's presently outstanding securities or any of its securities that may hereafter be issued.

       3.11 COMPLIANCE WITH LAWS; PERMITS. To its knowledge, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the issuance of the Shares or the Conversion Shares, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company and believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.

       3.12 ENVIRONMENTAL AND SAFETY LAWS. To its knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

       3.13 OFFERING VALID. Assuming the accuracy of the representations and warranties of the Purchasers contained in Section 4.2 hereof, the offer, sale and issuance of the Shares and the Conversion Shares will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT") and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any person or persons so as to bring the sale of such Shares by the Company within the registration provisions of the Securities Act.

                                       6.

4.     REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

Each Purchaser hereby represents and warrants to the Company as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

       4.1 REQUISITE POWER AND AUTHORITY. Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out their provisions. All action on Purchaser's part required for the lawful execution and delivery of this Agreement have been or will be effectively taken prior to the Closing. Upon their execution and delivery, this Agreement will be valid and binding obligations of Purchaser, enforceable in accordance with their terms, except
(i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, (ii) general principles of equity that restrict the availability of equitable remedies, and (iii) to the extent that the enforceability of the indemnification provisions of Section 2.9 of the Rights Agreement may be limited by applicable laws.

       4.2 INVESTMENT REPRESENTATIONS. Purchaser understands that neither the Shares nor the Conversion Shares have been registered under the Securities Act. Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser's representations contained in the Agreement. Purchaser hereby represents and warrants as follows:

               (a) PURCHASER BEARS ECONOMIC RISK. Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment indefinitely unless the Shares (or the Conversion Shares) are registered pursuant to the Securities Act, or an exemption from registration is available. Purchaser understands that the Company has no present intention of registering the Shares, the Conversion Shares or any shares of its Common Stock. Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Shares or the Conversion Shares under the circumstances, in the amounts or at the times Purchaser might propose.

               (b) ACQUISITION FOR OWN ACCOUNT. Purchaser is acquiring the Shares and the Conversion Shares for Purchaser's own account for investment only, and not with a view towards their distribution.

               (c) PURCHASER CAN PROTECT ITS INTEREST. Purchaser represents that by reason of its, or of its management's, business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement. Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

                                       7.

               (d) ACCREDITED INVESTOR. Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

               (e) COMPANY INFORMATION. Purchaser has received and read the Financial Statements and Business Plan and has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company's operations and facilities. Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.

               (f) RULE 144. Purchaser acknowledges and agrees that the Shares, and, if issued, the Conversion Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring not less than two years after a party has purchased and paid for the security to be sold, the sale being through an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934, as amended) and the number of shares being sold during any three-month period not exceeding specified limitations.

               (g) RESIDENCE. If the Purchaser is an individual, then the Purchaser resides in the state or province identified in the address of the Purchaser set forth on EXHIBIT A; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its investment decision was made is located at the address or addresses of the Purchaser set forth on EXHIBIT A.

       4.3 TRANSFER RESTRICTIONS. Each Purchaser acknowledges and agrees that the Shares and, if issued, the Conversion Shares are subject to restrictions on transfer as set forth in the Rights Agreement.

5.     CONDITIONS TO CLOSING.

       5.1 CONDITIONS TO PURCHASERS' OBLIGATIONS AT THE CLOSING. Purchasers' obligations to purchase the Shares at the Closing are subject to the satisfaction, at or prior to the Closing, of the following conditions:

               (a) REPRESENTATIONS AND WARRANTIES TRUE; PERFORMANCE OF OBLIGATIONS. The representations and warranties made by the Company in
Section 3 hereof shall be true and correct in all material respects as of the Closing Date with the same force and effect as if they had been made as of the Closing Date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing.

                                       8.

               (b) LEGAL INVESTMENT. On the Closing Date, the sale and issuance of the Shares and the proposed issuance of the Conversion Shares shall be legally permitted by all laws and regulations to which Purchasers and the Company are subject.

               (c) MINIMUM INVESTMENT. The Company shall have received executed Agreements and funds from Purchasers that aggregates $750,000 or greater.

               (d) CONSENTS, PERMITS, AND WAIVERS. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement (except for such as may be properly obtained subsequent to the Closing).

               (e) FILING OF RESTATED ARTICLES. The Restated Articles shall have been filed with the Secretary of State of the State of Delaware.

               (f) CORPORATE DOCUMENTS. The Company shall have delivered to Purchasers or their counsel, copies of all corporate documents of the Company as Purchasers shall reasonably request.

               (g) RESERVATION OF CONVERSION SHARES. The Conversion Shares issuable upon conversion of the Shares shall have been duly authorized and reserved for issuance upon such conversion.

               (h) COMPLIANCE CERTIFICATE. The Company shall have delivered to Purchasers a Compliance Certificate, executed by the President of the Company, dated the date of the Closing, to the effect that the conditions specified in subsections (a), (d), (e) and (g) of this Section 5.1 have been satisfied.

               (i) RIGHTS AGREEMENT. The Rights Agreement substantially in the form attached hereto as EXHIBIT C shall have been executed and delivered by the parties thereto.

               (j) LEGAL OPINION. The Purchasers shall have received from legal counsel to the Company an opinion addressed to them, dated as of the Closing Date, in substantially the form attached hereto as EXHIBIT E.

               (k) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Purchasers and their special counsel, and the Purchasers and their special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

       5.2 CONDITIONS TO OBLIGATIONS OF THE COMPANY. The Company's obligation to issue and sell the Shares at each Closing is subject to the satisfaction, on or prior to the Closing, of the following conditions:

                                       9.

               (a) REPRESENTATIONS AND WARRANTIES TRUE. The representations and warranties made by Purchasers in Section 4 hereof shall be true and correct in all material respects at the date of the Closing, with the same force and effect as if they had been made on and as of said date.

               (b) PERFORMANCE OF OBLIGATIONS. Purchasers shall have performed and complied with all agreements and conditions herein required to be performed or complied with by Purchasers on or before the Closing.

               (c) FILING OF RESTATED ARTICLES. The Restated Articles shall have been filed with the Secretary of State of the State of Delaware.

               (d) RIGHTS AGREEMENT. The Rights Agreement substantially in the form attached hereto as EXHIBIT C shall have been executed and delivered by the Purchasers.

               (e) CONSENTS, PERMITS, AND WAIVERS. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement (except for such as may be properly obtained subsequent to the Closing).

6.     MISCELLANEOUS.

       6.1 GOVERNING LAW. This Agreement shall be governed in all respects by the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and performed entirely in Delaware.

       6.2 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Purchaser and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

       6.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares from time to time.

       6.4 ENTIRE AGREEMENT. This Agreement, the Exhibits and Schedules hereto, and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

                                       10.

       6.5 SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

       6.6    AMENDMENT AND WAIVER.

               (a) This Agreement may be amended or modified only upon the written consent of the Company and holders of at least a majority of the Shares (treated as if converted and including any Conversion Shares into which the Shares have been converted that have not been sold to the public).

               (b) The obligations of the Company and the rights of the holders of the Shares and the Conversion Shares under the Agreement may be waived only with the written consent of the holders of at least a majority of the Shares (treated as if converted and including any Conversion Shares into which the Shares have been converted that have not been sold to the public).

       6.7 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, or the Restated Articles, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any Purchaser's part of any breach, default or noncompliance under this Agreement, or under the Restated Articles or any waiver on such party's part of any provisions or conditions of the Agreement, or the Restated Articles must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, the Restated Articles, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

       6.8 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address as set forth on the signature page hereof and to Purchaser at the address set forth on EXHIBIT A attached hereto or at such other address as the Company or Purchaser may designate by ten (10) days advance written notice to the other parties hereto.

       6.9 EXPENSES. The Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Agreement. The Company shall, at the Closing, reimburse the reasonable fees of and expenses of one special counsel for the Purchasers, not to exceed 10,000, and shall reimburse such special counsel for reasonable

                                       11.

expenses incurred in connection with the negotiation, execution, delivery and performance of this Agreement.

       6.10 ATTORNEYS' FEES. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

       6.11 TITLES AND SUBTITLES. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

       6.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

       6.13 BROKER'S FEES. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 6.13 being untrue.

       6.14 EXCULPATION AMONG PURCHASERS. Each Purchaser acknowledges that it is not relying upon any person, firm, or corporation, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. Each Purchaser agrees that no Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Shares and Conversion Shares.

       6.15 PRONOUNS. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.









                                       12.

       IN WITNESS WHEREOF, the parties hereto have executed the SERIES A PREFERRED STOCK PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.



COMPANY:                                  PURCHASERS:

JATO COMMUNICATIONS CORP.
                                          ----------------------------------


By:      /s/ Brian E. Gast                By:
   ------------------------------            -------------------------------
      Brian E. Gast, President
                                          Title:
                                                ----------------------------

                                     EXHIBIT A

                               SCHEDULE OF PURCHASERS


                          SECOND CLOSING, OCTOBER 30, 1998


             -----------------------------------------------------
             NAME OF INVESTOR                     NUMBER OF SHARES
             -----------------------------------------------------
             Mary Beazley                                   80,000
             -----------------------------------------------------
             Edward Brokaw                                  26,666
             -----------------------------------------------------
             William R. Cullen                              66,666
             -----------------------------------------------------
             Aaron E. Gast                                   6,666
             -----------------------------------------------------
             Gregory & Nancy Gast                            6,666
             -----------------------------------------------------
             Edverna Gilbert                                15,000
             -----------------------------------------------------
             Trustee F.B.O. FWD                             67,000
             Corporation Savings &
             Profit Sharing Trust--James
             M. Green, Segregated
             Account
             -----------------------------------------------------
             Robert J. Grubb                               133,333
             -----------------------------------------------------
             Trustee F.B.O. FWD                             26,667
             Corporation Savings &
             Profit Sharing
             Trust--Joseph L. Kaufmann,
             Segregated Account
             -----------------------------------------------------
             William Seybold                                66,666
             -----------------------------------------------------
             Somes Ventures, LLC                            66,666
             -----------------------------------------------------
             Edward H. Snowden                              13,333
             -----------------------------------------------------
             Winterscheidt & Villiotti                      33,333
             PC Profit Sharing Plan and
             Trust
             -----------------------------------------------------
             TOTAL                                         608,662
             -----------------------------------------------------

                                     EXHIBIT B

                 AMENDED AND RESTATED CERTIFICATE OF INCORPORATION















                                      2.

                                      EXHIBIT C

                             INVESTOR RIGHTS AGREEMENT
















                                      3.

                                     EXHIBIT D




















                                       4.

                                     EXHIBIT E

                               FORM OF LEGAL OPINION












                                       5.